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                                 AMENDMENT TO
                            PARTICIPATION, OWNERSHIP
                                      AND
                              OPERATING AGREEMENT
                                      FOR
                         WEST SHORE PROCESSING COMPANY.

          This Amendment to Participation, Ownership Agreement for West Shore Processing Company, is made and entered into this 12/th/ day of December, between MICHIGAN ENERGY COMPANY, L.L.C. (MEC) AND MW MICHIGAN, INC., as successor-in-interest to MarkWest Michigan LLC, (MarkWest).

          RECITALS:

          A. MEC and MarkWest entered into that certain Participation, Ownership and Operating Agreement for West Shore Processing Company, LLC, dated May 2, 1996, as heretofore amended (the "Participation Agreement").

          B. Under the Participation Agreement, among other obligations, MarkWest was to undertake the construction and installation of compression facilities, turbo expander extraction facilities and related facilities near the Shell #23 Plant.

          C. The parties have determined that the amounts of money specified in the Participation Agreement with regard to those facilities do not accurately reflect costs which may be incurred in the construction and installation of those facilities.

          Now therefore, in consideration of the mutual covenants and agreements contained herein the parties agree as follows:

          1. Section 2.1, MarkWest's Initial Contributions, Paragraph (a), shall
                          --------------------------------
be amended by deleting subparagraph (iii) thereof in its entirety and replacing it with the following revised subparagraph (iii):

          "(iii) constructing and installing compression facilities, turbo expander extraction facilities designed to recover no less than 80% of the propane content of the gas, and such other facilities at or near the Shell Western E&P, Inc., #23 facility, located in Section 23, Township 22 North, Range 16 West, Manistee County, Michigan, ("Shell #23 Plant"), on terms acceptable to MarkWest and MEC, as necessary to deliver gas into the MichCon dry header and to extract, depropanize and/or separate natural gas liquids. Should the amount to be paid for those facilities exceed $6,700,000, then:

    A. MEC SHALL BE obligated to pay 80% of all such EXCESS AMOUNTS up to an aggregate cost for those facilities of $8,450,000, and MarkWest shall be obligated to pay 20% of all such excess amounts up to an aggregate cost for those facilities of $8,450,000; and,
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    B. In the event the total amount to be paid for those facilities exceeds
$8,450,000, then MEC and MarkWest agree to pay their proportionate share of all amounts exceeding that aggregate maximum based upon each Party's then applicable Ownership Interest in the Company as specified in Article III, below;

    which amounts paid by either party under A. and/or B., above, shall not be utilized in calculating Ownership Interests hereunder. Prior to the commencement of the construction and installation of those facilities, MEC shall have the right to propose alternate activities with regard to the extraction of natural gas liquids from the gas and the basis upon which MEC believes, based upon its interest in the Company only, without regard to the interests of producers, that such alternative will be economically advantageous to the Company. If MarkWest agrees with MEC's proposal, based solely upon an economic analysis of the effect on the Company without regard to any economic effect upon producers, then the character of the facilities to be constructed will be modified accordingly. MarkWest agrees that its concurrence to MEC's proposal shall not be unreasonably withheld,".

    2. Section 2.2, MEC's Initial Contributions and Obligations, Paragraph (d),
                    -------------------------------------------
shall: be amended by deleting subparagraph (ii) thereof in its entirety and replacing it with the following revised subparagraph (ii):

    "(ii) Should the amount to be paid for the facilities related to the Shell #23 Plant, as described in Section 2.1(a)(iii), necessary to deliver gas into THE MICHCON DRY header and to extract, fractionate and/or separate natural gas liquids at that Plant exceed $6,700,000, then:

    A. MEC shall be obligated to pay 80% of all such excess amounts up to an aggregate cost for those facilities of $8,450,000, and MarkWest shall be obligated to pay 20% of all such excess amounts up to an aggregate cost for those facilities of $8,450,000; and,

    B. In the event the total amount to be paid for those facilities exceeds $8,450,000, then MEC and MarkWest agree to pay their proportionate share of all amounts exceeding that aggregate maximum based upon each Party's then applicable Ownership Interest in the Company as specified in Article III, below,".

    3. Except for the foregoing, all other terms and provisions of the Participation Agreement shall remain in full force and effect.

    In Witness Whereof, the parties have executed this Amendment the date first above written.

    MICHIGAN ENERGY COMPANY, L.L.C.
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    /S/ Michael V. Ronca, Manager

    and

    /S/ Robert L. Zorich, Manager

    MW MICHIGAN, INC.

    /S/ Arthur J. Denney, Vice President